UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

August 28, 2009

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 15, 2009, Basin Water, Inc. (the “Company”) and Basin Water-MPT, Inc., a wholly owned subsidiary of the Company (“Basin MPT”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Amplio Filtration Holdings, Inc. (“Amplio”), an affiliate of the Amplio Group, pursuant to which Amplio will purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets. In connection with the entry into the Asset Purchase Agreement, on July 16, 2009, the Company and Basin MPT filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On August 25, 2009, the Company conducted an auction pursuant to the provisions of Section 363 of the Bankruptcy Code (the “Auction”) at which a revised proposal made by Amplio was determined to be the highest and best offer for the purchased assets. On August 28, 2009, the Company and Basin MPT entered into an Amendment No. 1 to Asset Purchase Agreement (the “APA Amendment”) with Amplio to reflect Amplio’s revised winning offer. Under the terms of the APA Amendment, among other things, (i) Envirogen Technologies, Inc. an affiliate of Amplio (the “Buyer”), was designated by Amplio as the purchaser of the assets under the Asset Purchase Agreement, (ii) the purchase price of the assets remained unchanged at Two Million Dollars ($2,000,000) (the “Purchase Price”), subject to certain adjustments, with One Hundred Seventy Five Thousand Dollars ($175,000) of such Purchase Price to be deposited by the Buyer with a third party escrow agent to be released to the Company or the Buyer, as applicable, upon the occurrence or non-occurrence of certain conditions, (iii) the potential break-up fee payable by the Company to Amplio was removed, and (iv) certain conditions to closing the asset purchase were modified and/or deleted. A sale hearing concerning the approval of the Auction results and the asset purchase was held before the Bankruptcy Court on August 28, 2009. At the hearing, the Bankruptcy Court approved the Auction results and the asset purchase by the Buyer.

The foregoing description of the APA Amendment does not purport to be complete and is qualified in its entirety by reference to the APA Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
2.1	Amendment No. 1 to Asset Purchase Agreement, dated August 28, 2009, by and among Basin Water, Inc., Basin Water-MPT, Inc. and Amplio Filtration Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: September 3, 2009	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer